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                                                 EXHIBIT NO. 10-6

   AMENDMENT NUMBER ONE TO THE MERCANTILE BANCORPORATION INC.
                  1991 EMPLOYEE INCENTIVE PLAN

    Sections 7.7 and 7.9 of the Mercantile Bancorporation Inc.
1991 Employee Incentive Plan are amended and restated in their entirety to read as follows:

               7.7 Termination of Employment Due to Death or Disability.
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    If the Participant's employment with all members of the Group is terminated by reason of the Participant's death or disability, any outstanding Options of such Participant then exercisable shall terminate upon the expiration date of the Options, or eighteen months after the date of termination of employment by reason of the Participant's death or twelve months after the date of termination of employment by reason of the Participant's disability, whichever first occurs. However, in the case of incentive stock options, the favorable tax treatment prescribed under Section 422 of the Code shall not be available if such Options are not exercised within three months after date of termination, or twelve months after termination on account of disability. If an incentive stock option is not exercised within three months of termination due to death, it shall be treated as a nonstatutory stock option for the remainder of its allowable exercise period.

               7.9  Retirement or Other Termination of Employment.  If
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    the Participant's employment with all members of the Group is terminated by reason of Retirement, any outstanding Options of such Participant then exercisable shall terminate upon the expiration date of the Options or thirty-six months after such date of retirement, whichever first occurs. If a Participant's employment with all members of the Group is terminated for any reason other than Retirement and other than for reasons described in
    Section 7.7 and 7.8 of this Plan, any outstanding Options of such Participant then exercisable shall terminate upon the expiration of the Options or three months after such date of termination of employment, whichever first occurs.

    IN WITNESS WHEREOF, Mercantile Bancorporation Inc. has caused this amendment to be executed and attested, and its corporate seal to be affixed by its duly authorized officers this 15th day of March, 1995.


    (SEAL)




ATTEST                         MERCANTILE BANCORPORATION INC.




By: s/Michael J. Marshall           By: s/Jon W. Bilstrom
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      Michael J. Marshall                 Jon W. Bilstrom
      Assistant Secretrary                General Counsel and Secretary


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